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                                                                     Exhibit 5.1

                      [SCHIFF HARDIN & WAITE LETTERHEAD]


                              October 20, 1999


ABC-NACO Inc.
2001 Butterfield Road
Suite 502
Downers Grove, Illinois 60515


        Re:  ABC-NACO Inc. Registration Statement on Form S-3
             ------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to ABC-NACO Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (as it may be amended from time to time, the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration under the Act of up to $300,000,000 of (i) the Company's debt securities, consisting of debentures, notes or other evidences of indebtedness in one or more series ("Debt Securities"); (ii) Preferred Stock, $1.00 par value, of the Company in one or more series ("Preferred Stock"); and (iii) Common Stock, $.01 par value ("Common Stock"), of the Company and related rights to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company. The Debt Securities, the Preferred Stock and the Common Stock and related rights are collectively referred to herein as the "Securities." The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements").

          The Debt Securities are to be issued under an indenture, the form of which has been filed as an exhibit to the Registration Statement (the "Indenture"), to be entered into between the Company and Norwest Bank Minnesota, National Association, as trustee. The Securities may be offered and sold pursuant to one or more underwriting agreements (each, together with any related schedule of terms, an "Underwriting Agreement") between the Company and the underwriters named therein in substantially the form to be filed as exhibits to, or incorporated by reference in, the Registration Statement, or as otherwise provided pursuant to the Registration Statement.

          In this regard, we have reviewed the Registration Statement and the exhibits thereto and have examined such other documents and made such investigation as we have deemed necessary in order to enable us to render the opinions set forth below. In rendering such opinions, we have assumed that (i) the Registration Statement will have become effective under the Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (ii) a Prospectus Supplement relating to the Securities to be offered and sold as contemplated by the Registration Statement will be prepared, delivered and filed as contemplated by the Act, (iii) the Indenture in substantially the form filed as an exhibit to the Registration Statement shall have been authorized, executed and delivered by the Company and the trustee named therein, (iv) the Indenture will represent the valid and binding obligation of the trustee, (v) each Underwriting Agreement shall have been executed and delivered in substantially the respective form filed as an exhibit to, or incorporated by
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reference in, the Registration Statement, and (vi) each Underwriting Agreement shall have been authorized, executed and delivered by or on behalf of the underwriters named therein and will represent a valid and binding obligation of each such underwriter.

          Based on the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Delaware.

          2. The Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles and except that a claim in respect of any Debt Securities denominated other than in U.S. dollars may be converted into U.S. dollars at a rate of exchange prevailing at a date determined by applicable law), at such time as: (a) the board of directors of the Company or a duly authorized committee thereof (the "Board of Directors") shall have established by resolution, not inconsistent with the Indenture, a series in which such Debt Securities are to be issued and the terms of such Debt Securities, and such series and terms shall have been set forth in an officers' certificate or established in a supplemental indenture in accordance with the requirements of the Indenture; and (b) the issuance and sale of such Debt Securities shall have been duly authorized by the Board of Directors, and such Debt Securities shall have been duly executed, authenticated, issued, sold and delivered pursuant to the provisions of the Indenture and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the agreed consideration therefor.

          3. The shares of Preferred Stock covered by the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable at such time as: (a) the Board of Directors shall have established by resolution a series in which shares of Preferred Stock are to be issued and the terms of such series of Preferred Stock in accordance with the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation, and an amendment to the Company's Restated Certificate of Incorporation setting forth such terms shall have been filed with the Secretary of State of Delaware; and
(b) such shares of Preferred Stock are issued and sold pursuant to resolutions of the Board of Directors and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the consideration fixed therefor by the Board of Directors.

          4. The shares of Common Stock covered by the Registration Statement will be duly authorized, legally issued, fully paid and non-assessable, and the related rights to purchase shares of Series A Junior Participating Preferred Stock will be entitled to the benefits of the amended Rights Agreement incorporated by reference as an exhibit to the Registration Statement, at such time as such shares of Common Stock and the related rights are duly issued and sold pursuant to resolutions of the Board of Directors and, if applicable, in accordance with a duly authorized, completed and executed Underwriting Agreement, as contemplated in the Registration Statement and the related Prospectus Supplement, against payment of the consideration fixed therefor by the Board of Directors.

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          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the caption "Legal Opinions" in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules or regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              SCHIFF HARDIN & WAITE



                              By:   /s/ Robert J. Regan
                                    ----------------------------
                                    Robert J. Regan

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